                            [REGISTER.COM (TM) LOGO]

                                                             As of July 15, 2005

David Moore
237 Park Avenue, Suite 900
New York, NY

                       Re: EMPLOYMENT AGREEMENT AMENDMENT

     Reference is made to the Employment Agreement, entered into on June 17,
2005, by and between you and Register.com, Inc. (the "Company") (the "Original
Agreement"). This amendment (the "Amendment") will confirm our mutual agreement regarding an amendment (as permitted under and contemplated by paragraph 18 of the Original Agreement) to the Original Agreement on the terms set forth herein.
Accordingly, the Original Agreement is hereby amended as follows:

         1. From and after the date hereof, it is our mutual intention that you serve in the capacity of full-time Interim Chief Executive Officer of the
Company in accordance with the terms of the Original Agreement as amended by this Amendment.

         2. Paragraph 2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"2.      TERM; TERMINATION. The term of your services shall continue until terminated by either party in accordance with this paragraph 2 (the
         "Term"). Either party may terminate this agreement, at any time, at its sole discretion, upon thirty days written notice to the other party.
         During the 30-day period following the delivery of the termination notice by either party, you will provide reasonable assistance to the
         Company on a part-time basis to transition your responsibilities to a successor designated by the Board. Notwithstanding the foregoing, the
         Company may elect to pay you your Salary (as defined below) in full for a period of thirty (30) days in lieu of all or part of actual notice.
         Upon termination of your employment, the Company shall have no further obligation or duty to you from the date of such termination other than to pay you for any earned but unpaid Salary and for any unreimbursed expenses due pursuant to the Original Agreement and pursuant to paragraph 3 hereof."

         3. A new paragraph 3A is hereby added to the Original Agreement, as follows

"3A.     SALARY AND BONUS. For your services hereunder, you will be entitled to a monthly cash salary of $60,000 per month, to be paid on a bi-weekly basis ("Salary"). Additionally, at the conclusion of your services to the Company, the Board, in its sole discretion, may

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         elect to pay you a cash bonus of an amount not to exceed $100,000 but shall not have any obligation to do so. The Company shall withhold from your Salary and any bonus, such amounts for income tax, social security and other taxes as shall be necessary or appropriate in the reasonable judgment of the Company to comply with applicable laws and regulations."

4.       LEGAL FEES. The Company shall promptly reimburse you for any reasonable legal fees incurred by you in connection with the negotiation of this
         Amendment and the Original Agreement upon the presentation of invoices in appropriate form in an amount not to exceed $5,000.

5.       RESTRICTED STOCK. Simultaneously with your execution and delivery of this Agreement, you shall be awarded a restricted stock grant of 7,000 shares of the Company's common stock pursuant to the terms of a
         Restricted Stock Agreement attached hereto.

     Paragraphs 4, 5 and 7 through 22 of the Original Agreement shall remain in full force and effect and are hereby ratified in their entirety. The provisions of Paragraphs 2 and 3 of the Original Agreement are superceded in their entirety by paragraphs 1 and 2 hereof.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first written above.

                                                REGISTER.COM, INC.

                                                By: /s/ Roni Jacobson
                                                    ----------------------------
                                                Its: General Counsel & Secretary

                                                DAVID MOORE

                                                /s/ David Moore
                                                --------------------------------

Register.com, Inc               575 Eighth Avenue        New York New York 10018